Exhibit 99

AT THE COMPANY FINANCIAL RELATIONS BOARD

Dan Bevevino	Joe Calabrese	Julie Tu

Vice President & CFO	General Contact	Analyst Information

(724) 387-5235	(212) 827-3772	(212) 827-3776

RESPIRONICS REPORTS RECORD FINANCIAL RESULTS
FOR FISCAL YEAR 2007 SECOND QUARTER,
M-SERIES CPAP FULLY LAUNCHED, OPTILIFE™ PATIENT MASK INTRODUCED

MURRYSVILLE, PA, January 25, 2007—RESPIRONICS, INC. (NASDAQ/NMS Symbol: RESP) today announced record financial results for the three months and six months ended December 31, 2006.

FINANCIAL RESULTS

Three Months Ended December 31, 2006
Net sales for the second quarter totaled $288.7 million, up 12 percent over the $257.9 million achieved in the second quarter a year ago.

Domestic revenues increased from $176.9 million in the second quarter a year ago to $193.2 million in the current year’s second quarter, an increase of 9%. The Company’s domestic revenue gains were led by a year-over-year increase of $13.3 million, or 13 percent, in domestic sleep therapy products. This increase in sleep therapy revenues was achieved during a quarter when the Company completed its planned transition to the new M-Series platform of positive airway pressure devices, while also working through a previously announced limited, voluntary product recall of a heated humidifier device used with its older legacy CPAP systems. The Company’s Alice® 5 Sleep Diagnostics System continues to gain market share in sleep labs, posting $4.4 million of domestic revenues in the second quarter which represents 22 percent year-over-year growth. Additionally, the Company’s Hospital Group was led by 21 percent growth in hospital ventilation which increased from $19.3 million last year to $23.2 million in the current year second quarter. These revenue gains across key growth drivers were partially offset by year-over-year declines in sales of home respiratory care products, including oxygen concentrators, and infant monitors from our Children’s Medical Ventures business.

International revenues totaled $95.5 million for the second quarter, an 18 percent increase over the $81.1 million reported a year ago, led by 26 percent growth in the sleep therapy market. The Company also achieved 23 percent growth in its hospital products in the international markets. International revenues represented 33 percent of total revenues during the current year’s second quarter.

On a global basis, sleep therapy revenues grew by 16 percent during the second quarter, from $137.5 million to $159.9 million. Global hospital ventilation sales grew by 17 percent, from $32.8 million to $38.4 million in the second quarter of fiscal year 2007.

Net income for the current quarter was $29.6 million, or $0.40 per diluted share, including stock compensation expenses totaling $3.1 million on a pre-tax basis, or $0.03 per diluted share after tax. This represents 22 percent earnings per share growth compared to the $0.33 per diluted share reported in the prior year second quarter. The prior year second quarter included $3.1 million of stock compensation expenses on a pre-tax basis, or $0.03 per diluted share after tax. Excluding the impact of stock compensation expense in the current year second quarter, net income was $31.6 million, or $0.43 per diluted share. This represents a 20 percent increase over the $0.36 per diluted share reported a year ago, excluding stock compensation expenses.

During the current year second quarter the Company incurred $1.2 million of restructuring and acquisition-related expenses, primarily associated with the restructuring of operations at certain manufacturing facilities and the integration of acquired companies. These expenses are included in both the Company’s GAAP-basis $0.40 per diluted share and the non-GAAP $0.43 per diluted share excluding stock compensation expenses reported above.

The Company’s increase in earnings per share in the current year is primarily the result of sales growth and operating margin increases versus the prior year. With the financial information included in this press release, the Company provides a tabular reconciliation of GAAP net income with net income excluding the impact of stock compensation expenses.

Six Months Ended December 31, 2006
For the six months ended December 31, 2006, net sales increased to $555.3 million, an 11 percent increase compared to $498.1 million from the last year’s comparable six-month period.

Net income for the six months ended December 31, 2006 was $51.7 million, or $0.70 per diluted share, including stock compensation expenses totaling $6.1 million on a pre-tax basis, or approximately $0.05 per diluted share after tax. Excluding the impact of stock compensation expenses in the current year, net income was $55.8 million, or $0.75 per diluted share. This represents an 18 percent increase over $0.64 per diluted share reported a year ago, excluding the impact of stock compensation expenses.

COMMENTS FROM MANAGEMENT
Quarterly Results
John Miclot, President and Chief Executive Officer, commented on the Company’s results, “We are pleased to be reporting another quarter of record revenues and profits in line with our guidance, including approximately 20 percent year-over-year earnings per share growth. We completed the planned transition to our new family of sleep therapy products during our second quarter, and our M-series of devices is now fully launched. The new family includes a full range of CPAP devices from our advanced auto titrating unit to our basic REMstar® CPAP device. The M-series also includes bi-level devices for those patients requiring the enhanced breathing modalities of these more sophisticated units. During the quarter our global sleep therapy revenues increased by approximately 16 percent year-over-year while we completed the transition to the M-Series. Our sleep diagnostic business also posted strong growth with year-over-year revenues increasing by 22 percent domestically,” he stated. “We have continued to increase our investment in research and development in the sleep therapy area, and we recently released our OptiLifeTM mask, our newest patient interface offering. This new pillows-based mask seals easily and effectively, is very lightweight, and enhances patient comfort. We look forward to the full roll-out of this mask to both providers and sleep labs over the next several quarters. Additionally, we are pleased to report that we have filed our 510(k) application for our BiPAP® autoSVTM unit for the treatment of complex apnea,” he added.

“Our hospital ventilation business, as well as our cardio-respiratory monitoring products, performed very well during the quarter,” Mr. Miclot commented. “Domestically, these critical care products increased by 22 percent; and in the international markets, our hospital ventilators and monitors increased by 16 percent.”

Mr. Miclot commented on the Company’s progress in the international marketplace, “We continue to be pleased with our market share gains in the sleep therapy segment in the international markets. This quarter we posted 26 percent growth in international sleep therapy led by our results in the European and Asia-Pacific regions. We have now received the necessary product registrations and approvals required for the sale of our M-Series of CPAP devices into all our major international markets, and, we continued with our international expansion strategy with the recently completed acquisition of the homecare business of our Australian customer, Mayo Healthcare Group Pty Ltd. The focus of this acquisition will be to increase and optimize our presence in that country,” he noted.

Financial Position
The Company continues to maintain a strong balance sheet position, with $277.3 million of cash and short-term investments as of December 31, 2006, representing an increase of $1.6 million compared to September 30, 2006 after making $12.4 million of strategic investments and acquisition-related payments during the quarter. During the quarter, the Company’s accounts receivable days sales outstanding were reduced to 62 days from 64 days as of September 30, 2006. The Company’s long-term debt balance was $25.6 million as of December 31, 2006, compared to $26.3 million as of September 30, 2006. Respironics’ strong balance sheet positions the Company to execute its strategy which calls for optimizing the Company’s core growth drivers while investing in new areas of the sleep and respiratory markets.

Outlook
For fiscal year 2007, the Company is comfortable with earnings per share estimates (exclusive of stock compensation expense) of approximately $1.74 to $1.77. Revenue expectations for the year are approximately $1,175 million to $1,190 million. Earnings per share estimates for the quarter ending March 31, 2007 are in the range of $0.48 to $0.49.

This earnings per share outlook does not include the impact of FASB No. 123( R ), “Share-Based Payment.” During the 2007 fiscal year, the Company expects to incur approximately $13.0 million to $14.0 million of stock compensation expense on a pre-tax basis, or $0.12 to $0.13 per share after tax. The Company expects to incur $3.5 million to $4.0 million of stock compensation expense on a pre-tax basis, or $0.03 to $0.04 per share after tax during the third quarter of the 2007 fiscal year. The actual expenses recorded during the 2007 fiscal year may fluctuate based on factors such as the actual number of equity awards granted to employees and changes in the Company’s stock price and interest rates.

* * * * *

Respironics is a leading developer, manufacturer and distributor of innovative products and programs that serve the global sleep and respiratory markets. Focusing on emerging market needs, the Company is committed to providing valued solutions to help improve outcomes for patients, clinicians and health care providers. Respironics markets its products in 131 countries and employs more than 4,800 associates worldwide. Further information can be found on the Company’s Web site: www.respironics.com.

The Company will host a conference call at 8:30 a.m. Eastern Time today to discuss these quarterly results, market trends and future outlook. The conference call will be broadcast live over the Internet and can be accessed by all interested parties from the Company’s web site at http://www.respironics.com or at http://www.companyboardroom.com. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. A replay of the web cast will be available following the call.

FORWARD-LOOKING STATEMENT
This document contains forward-looking statements, including statements relating to, among other things, developments in the healthcare industry; the success of the Company’s marketing, sales, and promotion programs; future sales, acceptance, and quality of the Company’s products and programs; the timing and success of new product introductions; new product development; anticipated cost savings; FDA and other regulatory requirements, enforcement actions, product recalls or related field actions; future results from acquisitions and strategic investments; growth rates in foreign markets; regulations and other factors affecting operations and sales outside the United States; foreign currency fluctuations; the effects of a natural disaster, cyber-attack or other catastrophic event that results in the destruction or disruption of any critical business or information technology systems; customer consolidation and concentration; increasing price competition and other competitive factors in the manufacture, distribution, and sale of products; interest rate fluctuations; expiration of intellectual property rights; intellectual property and related litigation; other litigation; future levels of earnings and revenues; the number of equity awards granted to employees and changes in the Company’s stock price; and third party reimbursement; all of which are subject to change. Actual results may differ materially from those described in any forward-looking statements. Additional information on potential factors that could affect the Company’s financial results are included in the reports filed with the SEC, including the reports on Form 10-K, 10-Q and 8-K.

RESPIRONICS, INC. AND SUBSIDIARIES

Condensed Statement of Operations &
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

In managing its business, Respironics makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations from core operations. The measure, “net income, excluding the impact of stock compensation expenses,” is reconciled with GAAP net income in the tables below.

For the three and six months ended December 31, 2006:

	GAAP		Non-GAAP	GAAP		Non-GAAP
	3 months		3 months	6 months		6 months
	Ended	FAS 123(R)	Ended	Ended	FAS 123(R)	Ended
Fiscal Year 2007	12/31/06	Impact	12/31/06	12/31/06	Impact	12/31/06
Sales	$288,664		$288,664	$555,287		$555,287
Cost of goods sold	134,145	(167)	133,978	258,783	(337)	258,446

Gross profit	154,519	167	154,686	296,504	337	296,841
General & administrative expense	38,425	(2,051)	36,374	73,310	(4,066)	69,244
Sales, marketing, & commission expense	54,864	(654)	54,210	112,429	(1,315)	111,114
Research & development expense	15,739	(186)	15,553	30,252	(374)	29,878
Contribution to foundation	0		0	0		0
Restructuring & acquisition-related expense	1,201		1,201	2,887		2,887
Other income	(2,855)	—	(2,855)	(4,840)	—	(4,840)

Net Income before income tax	$47,145	$3,058	$50,203	$82,466	$6,092	$88,558
Income tax	17,546	1,029	18,575	30,798	1,968	32,766

Net Income	$29,599	$2,029	$31,628	$51,668	$4,124	$55,792
Basic earnings per share	0.41		0.43	0.71		0.77
Basic shares outstanding	73,024		73,024	72,929		72,929
Diluted earnings per share	0.40		0.43	0.70		0.75
Diluted shares outstanding	73,844	467	74,311	73,777	443	74,220

For the three and six months ended December 31, 2005:

	GAAP		Non-GAAP	GAAP		Non-GAAP
	3 months		3 months	6 months		6 months
	Ended	FAS 123(R)	Ended	Ended	FAS 123(R)	Ended
Fiscal Year 2006	12/31/05	Impact	12/31/05	12/31/05	Impact	12/31/05
Sales	$257,901		$257,901	$498,124		$498,124
Cost of goods sold	$115,169	(178)	$114,991	$222,712	(372)	222,340

Gross profit	142,732	178	142,910	275,412	372	275,784
General & administrative expense	40,309	(2,006)	38,303	81,861	(3,710)	78,151
Sales, marketing, & commission expense	50,686	(735)	49,951	101,193	(1,441)	99,752
Research & development expense	12,962	(186)	12,776	27,032	(356)	26,676
Contribution to foundation	0		0	1,500		1,500
Restructuring & acquisition-related expense	224		224	1,313		1,313
Other income	(76)	—	(76)	(6,014)	—	(6,014)

Net Income before income tax	$38,627	$3,105	$41,732	$68,527	$5,879	$74,406
Income tax	14,574	897	15,471	25,898	1,662	27,560

Net Income	$24,053	$2,208	$26,261	$42,629	$4,217	$46,846

Basic earnings per share	0.33		0.36	0.59		0.65
Basic shares outstanding	72,160		72,160	72,014		72,014
Diluted earnings per share	0.33		0.36	0.58		0.64
Diluted shares outstanding	73,540	296	73,836	73,453	315	73,768

Respironics believes that presenting diluted earnings per share, excluding the impact of stock compensation expenses, is an additional measure of performance that investors can use to compare operating results between reporting periods. Management of the Company uses this information in evaluating the Company’s results of operations and believes that this information may also provide investors better insight in evaluating the Company’s earnings performance from core operations in comparison to the prior year.

Product Sales Summary

(Unaudited)
(Dollars in thousands)

	Three months ended		Six months ended
	12/31/06	12/31/05	12/31/06	12/31/05

Domestic Sleep and Home Respiratory Group	$138,552	$127,653	$276,810	$251,257
Domestic Hospital Group	54,610	49,237	97,947	91,641
International Group	95,502	81,011	180,530	155,226
Total	$288,664	$257,901	$555,287	$498,124

Condensed Balance Sheet

(Unaudited)
(Dollars in thousands)

	At	At
	12/31/06	6/30/06
Cash and cash equivalents	$249,292	$259,513
Short-term investments	27,983	5,838
Trade accounts receivable	198,289	187,502
Inventories	144,676	124,149
Other current assets	71,453	65,090
Total current assets	691,693	642,092
Property, plant and equipment (net)	143,430	137,943
Other assets, including goodwill	249,750	237,343
Total assets	$1,084,873	$1,017,378
Current liabilities	$203,487	$211,042
Long-term obligations	25,578	26,756
Other non-current liabilities	20,756	15,132
Shareholders’ equity	835,052	764,448
Total liabilities and shareholders’ equity	$1,084,873	$1,017,378